Exhibit 99.1

Contact:	Brett S. Perryman
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results
for the Third Quarter and Nine Months Ended September 30, 2006

Company Reports EPS of $0.87; Cash EPS of $1.34

Boston, MA, October 25, 2006 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2006.

Cash earnings per share (“Cash EPS”) for the third quarter of 2006 were $1.34, compared to $1.18 for the third quarter of 2005, while diluted earnings per share for the third quarter of 2006 were $0.87, compared to $0.67 for the same period of 2005.  Cash Net Income was $50.7 million for the third quarter of 2006, compared to $45.8 million for the third quarter of 2005.  Net Income for the third quarter of 2006 was $33.1 million, compared to $28.5 million for the third quarter of 2005.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the third quarter of 2006, revenue was $280.4 million, compared to $234.1 million for the third quarter of 2005.  EBITDA for the third quarter of 2006 was $80.3 million, compared to $66.1 million for the same period of 2005.

For the nine months ended September 30, 2006, Cash Net Income was $153.9 million, while EBITDA was $236.9 million.  For the same period, Net Income was $102.3 million, on revenue of $841.6 million.  For the nine months ended September 30, 2005, Cash Net Income was $129.9 million, while EBITDA was $184.0 million.  For the same period, Net Income was $80.3 million, on revenue of $644.0 million.

Net client cash flows for the third quarter of 2006 were approximately $4.2 billion, with net inflows in the institutional and high net worth channels of $5.2 billion and $41 million, respectively, and net outflows in the mutual fund channel of $1.1 billion.  Pro forma for its pending investment in Chicago Equity Partners, LLC, the aggregate assets under management of AMG’s affiliated investment management firms at September 30, 2006 were approximately $222 billion.

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“Our Affiliates continue to generate strong organic growth, with investment performance and net client cash flows increasing AMG’s assets under management by over 20% in the last twelve months,” said Sean M. Healey, President and Chief Executive Officer of AMG.  “Highlights of the quarter included excellent investment performance in our international and emerging markets equities products, with Tweedy, Browne’s Global Value Fund significantly outperforming its peers and benchmark for the quarter, and Genesis generating similarly robust performance and net client cash flows.  In addition, quantitative managers AQR and First Quadrant continue to generate outstanding growth in net client cash flows and excellent returns for their clients. Across our broader Affiliate group, performance remains strong, and our prospects for continued organic growth are excellent.”

Mr. Healey continued, “We also were pleased to announce our agreement to invest in Chicago Equity Partners, a leading manager of quantitative equity and fixed income products for institutional clients.  Chicago Equity Partners is led by a deep and experienced management team, and has achieved outstanding growth, with assets under management increasing at a compound rate of 27% since 2002, to $11.4 billion, through superior investment performance and consistent positive net client cash flows.  We look forward to working with our new partners.”  Mr. Healey concluded, “Looking ahead, we continue to develop and maintain relationships with the highest quality firms in our target universe, and we are confident in our ability to continue to generate earnings growth through accretive investments in new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2005.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today to discuss AMG’s financial and operating results for the third quarter and nine months ended September 30, 2006, along with AMG’s pending investment in Chicago Equity Partners.  Parties interested in listening to the teleconference should dial 1-800-240-5318 (domestic calls) or 1-303-262-2052 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11073618.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	9/30/05	9/30/06
Revenue	$234,126	$280,440

Net Income	$28,510	$33,146

Cash Net Income (A)	$45,777	$50,700

EBITDA (B)	$66,077	$80,273

Average shares outstanding—diluted	44,908,036	44,399,722

Earnings per share—diluted	$0.67	$0.87

Average shares outstanding—adjusted diluted (C)	38,884,988	37,785,616

Cash earnings per share—diluted (C)	$1.18	$1.34

	December 31, 2005	September 30, 2006
Cash and cash equivalents	$140,423	$222,062

Senior debt	$241,250	$281,750

Senior convertible securities	$424,232	$413,246

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities (D)	$—	$300,000

Stockholders’ equity	$817,381	$535,184

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Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Nine Months Ended	Nine Months Ended
	9/30/05	9/30/06
Revenue	$643,995	$841,590

Net Income	$80,305	$102,323

Cash Net Income (A)	$129,887	$153,866

EBITDA (B)	$184,041	$236,899

Average shares outstanding—diluted	44,465,513	45,298,012

Earnings per share—diluted	$1.91	$2.53

Average shares outstanding—adjusted diluted (C)	37,951,076	39,404,660

Cash earnings per share—diluted (C)	$3.42	$3.90

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Affiliated Managers Group, Inc.
Reconciliations of Earnings Per Share Calculation
(dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	9/30/05	9/30/06
Net Income	$28,510	$33,146
Convertible securities interest expense, net (E)	1,791	5,285
Net Income, as adjusted	$30,301	$38,431

Average shares outstanding—diluted	44,908,036	44,399,722

Earnings per share—diluted	$0.67	$0.87

	Nine Months Ended	Nine Months Ended
	9/30/05	9/30/06
Net Income	$80,305	$102,323
Convertible securities interest expense, net (E)	4,638	12,501
Net Income, as adjusted	$84,943	$114,824

Average shares outstanding—diluted	44,465,513	45,298,012

Earnings per share—diluted	$1.91	$2.53

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Affiliated Managers Group, Inc.
Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	9/30/05	9/30/06
Average shares outstanding—diluted	44,908,036	44,399,722
Assumed issuance of COBRA shares	(6,355,860)	(7,103,010)
Assumed issuance of LYONS shares	(2,344,130)	(2,122,952)
Assumed issuance of Trust Preferred shares (D)	—	(2,000,000)
Dilutive impact of COBRA shares	2,061,370	3,718,699
Dilutive impact of LYONS shares	615,572	893,157
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding—adjusted diluted (C)	38,884,988	37,785,616

	Nine Months	Nine Months
	Ended	Ended
	9/30/05	9/30/06
Average shares outstanding—diluted	44,465,513	45,298,012
Assumed issuance of COBRA shares	(6,210,650)	(7,025,837)
Assumed issuance of LYONS shares	(2,344,130)	(2,188,039)
Assumed issuance of Trust Preferred shares (D)	—	(1,318,681)
Dilutive impact of COBRA shares	1,567,498	3,696,441
Dilutive impact of LYONS shares	472,845	942,764
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding—adjusted diluted (C)	37,951,076	39,404,660

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Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management (F)

Statement of Changes—Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, June 30, 2006	$54,178	$121,404	$26,679	$202,261
Net client cash flows	(1,098)	5,214	41	4,157
Investment performance	1,279	2,311	691	4,281
Assets under management, September 30, 2006	$54,359	$128,929	$27,411	$210,699

Statement of Changes—Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2005	$50,268	$109,299	$24,743	$184,310
Net client cash flows	367	11,751	729	12,847
Investment performance	3,724	7,879	1,939	13,542
Assets under management, September 30, 2006	$54,359	$128,929	$27,411	$210,699

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Affiliated Managers Group, Inc.
Operating Results
(in thousands)

Financial Results (F)

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	9/30/05	of Total	9/30/06	of Total
Revenue
Mutual Fund	$108,570	46%	$124,052	44%
Institutional	92,708	40%	117,775	42%
High Net Worth	32,848	14%	38,613	14%
	$234,126	100%	$280,440	100%

EBITDA (B)
Mutual Fund	$30,584	46%	$34,238	43%
Institutional	27,216	41%	35,170	44%
High Net Worth	8,277	13%	10,865	13%
	$66,077	100%	$80,273	100%

	Nine Months		Nine Months
	Ended	Percent	Ended	Percent
	9/30/05	of Total	9/30/06	of Total
Revenue
Mutual Fund	$287,120	45%	$370,716	44%
Institutional	263,653	41%	356,271	42%
High Net Worth	93,222	14%	114,603	14%
	$643,995	100%	$841,590	100%

EBITDA (B)
Mutual Fund	$80,297	44%	$100,136	42%
Institutional	80,251	43%	106,344	45%
High Net Worth	23,493	13%	30,419	13%
	$184,041	100%	$236,899	100%

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Affiliated Managers Group, Inc.
Reconciliations of Performance and Liquidity Measures
(in thousands)

	Three Months	Three Months
	Ended	Ended
	9/30/05	9/30/06

Net Income	$28,510	$33,146
Intangible amortization	6,525	6,839
Intangible amortization—equity method investments (G)	2,192	2,332
Intangible-related deferred taxes	7,058	6,991
Affiliate depreciation	1,492	1,392
Cash Net Income (A)	$45,777	$50,700

Cash flow from operations	$75,279	$102,845
Interest expense, net of non-cash items	8,832	14,929
Current tax provision	8,762	12,168
Income from equity method investments, net of distributions (G)	2,185	1,295
Changes in assets and liabilities and other adjustments	(28,981)	(50,964)
EBITDA (B)	$66,077	$80,273
Holding company expenses	9,756	12,402
EBITDA Contribution	$75,833	$92,675

	Nine Months	Nine Months
	Ended	Ended
	9/30/05	9/30/06

Net Income	$80,305	$102,323
Intangible amortization	17,998	20,533
Intangible amortization—equity method investments (G)	6,187	6,964
Intangible-related deferred taxes	21,918	19,793
Affiliate depreciation	3,479	4,253
Cash Net Income (A)	129,887	153,866

Cash flow from operations	$136,582	$231,121
Interest expense, net of non-cash items	22,985	38,941
Current tax provision	23,900	37,412
Income from equity method investments, net of distributions (G)	5,960	(10,721)
Changes in assets and liabilities and other adjustments	(5,386)	(59,854)
EBITDA (B)	$184,041	$236,899
Holding company expenses	29,279	36,786
EBITDA Contribution	$213,320	$273,685

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Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2006	2005	2006

Revenue	$234,126	$280,440	$643,995	$841,590

Operating expenses:
Compensation and related expenses	95,474	122,841	259,545	358,029
Selling, general and administrative	44,009	40,946	115,285	129,705
Amortization of intangible assets	6,525	6,839	17,998	20,533
Depreciation and other amortization	2,035	2,239	5,052	6,386
Other operating expenses	5,314	5,516	15,071	16,698
	153,357	178,381	412,951	531,351
Operating income	80,769	102,059	231,044	310,239

Non-operating (income) and expenses:
Investment and other income	(2,717)	(3,623)	(5,784)	(8,994)
Income from equity method investments	(4,244)	(7,464)	(10,249)	(19,530)
Investment (income) loss from Affiliate
investments in partnerships (I)	(214)	4,959	(166)	3,451
Interest expense	10,071	16,250	26,682	42,834
	2,896	10,122	10,483	17,761

Income before minority interest and taxes	77,873	91,937	220,561	292,478
Minority interest (H)	(32,619)	(43,658)	(92,439)	(135,626)
Minority interest in Affiliate investments in partnerships (I)	—	4,334	—	3,330

Income before income taxes	45,254	52,613	128,122	160,182

Income taxes—current	8,762	12,168	23,900	37,412
Income taxes—intangible-related deferred	7,058	6,991	21,918	19,793
Income taxes—other deferred	924	308	1,999	654
Net Income	$28,510	$33,146	$80,305	$102,323

Average shares outstanding—basic	33,926,047	30,371,364	33,611,937	31,746,855
Average shares outstanding—diluted	44,908,036	44,399,722	44,465,513	45,298,012

Earnings per share—basic	$0.84	$1.09	$2.39	$3.22
Earnings per share—diluted	$0.67	$0.87	$1.91	$2.53

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Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$140,423	$222,062
Investment advisory fees receivable	148,850	160,442
Affiliate investments in partnerships (I)	5,079	107,989
Prepaid expenses and other current assets	48,529	40,039
Total current assets	342,881	530,532

Fixed assets, net	50,592	59,862
Equity investments in Affiliates	301,476	285,806
Acquired client relationships, net	483,692	470,322
Goodwill	1,093,249	1,113,286
Other assets	49,746	71,822
Total assets	$2,321,636	$2,531,630

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$176,711	$241,026
Senior debt	65,750	65,750
Payables to related party	14,127	8,595
Total current liabilities	256,588	315,371

Senior debt	175,500	216,000
Senior convertible securities	424,232	413,246
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities (D)	—	300,000
Deferred income taxes	182,623	208,351
Other long-term liabilities	20,149	14,244
Total liabilities	1,359,092	1,767,212

Minority interest (H)	145,163	126,704
Minority interest in Affiliate investments in partnerships (I)	—	102,530

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	593,090	605,879
Accumulated other comprehensive income	16,756	28,544
Retained earnings	503,188	605,511
	1,113,424	1,240,324
Less treasury stock, at cost	(296,043)	(705,140)
Total stockholders’ equity	817,381	535,184
Total liabilities and stockholders’ equity	$2,321,636	$2,531,630

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Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2006	2005	2006

Cash flow from operating activities:
Net Income	$28,510	$33,146	$80,305	$102,323
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	6,525	6,839	17,998	20,533
Amortization of issuance costs	765	732	2,275	2,122
Depreciation and other amortization	2,035	2,239	5,052	6,386
Deferred income tax provision	7,982	7,299	23,917	20,447
Accretion of interest	474	589	1,422	1,771
Income from equity method investments, net of amortization	(4,244)	(7,464)	(10,249)	(19,530)
Distributions received from equity method investments	4,251	8,501	10,476	37,215
Tax benefit from exercise of stock options	5,362	1,447	11,103	4,881
Other adjustments	(1,384)	1,434	(2,253)	3,304
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(11,622)	(12,735)	(31,972)	(13,375)
Decrease in Affiliate investments in partnerships	—	1,891	—	2,865
Decrease in prepaids and other current assets	4,195	2,428	4,058	7,846
(Increase) decrease in other assets	(2,144)	231	(1,897)	1,301
Increase in accounts payable, accrued liabilities and other long-term liabilities	21,873	42,495	25,699	62,851
Increase (decrease) in minority interest	12,701	13,773	648	(9,819)
Cash flow from operating activities	75,279	102,845	136,582	231,121

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(62,375)	(3,524)	(80,766)	(20,551)
Purchase of fixed assets	(4,112)	(3,026)	(9,101)	(14,962)
Purchase of investment securities	—	(7,521)	(6,393)	(23,101)
Sale of investment securities	—	—	24,062	—
Cash flow used in investing activities	(66,487)	(14,071)	(72,198)	(58,614)

Cash flow used in financing activities:
Borrowings of senior bank debt	170,000	82,000	175,000	395,000
Repayments of senior bank debt	(30,000)	(60,000)	(35,000)	(354,500)
Issuance of junior convertible trust preferred securities (D)	—	—	—	300,000
Repayment of debt assumed from new investment	(150,811)	—	(150,811)	—
Repurchase of senior debt	—	—	(10,000)	—
Issuance of common stock	10,232	11,376	24,257	46,824
Repurchase of common stock	(39,521)	(60,454)	(39,521)	(462,924)
Issuance costs	(28)	(510)	(651)	(9,406)
Settlement of forward equity sale agreement	—	—	(14,008)	—
Excess tax benefit from exercise of stock options	—	4,402	—	17,352
Cost of call spread option agreements	—	—	—	(13,290)
Repayment of notes payable and other liabilities	(2,201)	(2,084)	(15,486)	(7,687)
Redemptions of Minority interest—Affiliate investments in partnerships	—	(1,891)	—	(2,865)
Cash flow used in financing activities	(42,329)	(27,161)	(66,220)	(91,496)

Effect of foreign exchange rate changes on cash and cash equivalents	1,424	43	794	628
Net increase in cash and cash equivalents	(32,113)	61,656	(1,042)	81,639
Cash and cash equivalents at beginning of period	171,348	160,406	140,277	140,423

Cash and cash equivalents at end of period	$139,235	$222,062	$139,235	$222,062

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Affiliated Managers Group, Inc.
Notes

(A)                              Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

 (B)                             EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                                Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)                               In the second quarter of 2006, the Company completed the private placement of convertible trust preferred securities. The convertible trust preferred securities were issued to investors by a wholly-owned trust, simultaneous with the issuance of $300 million of junior subordinated convertible debentures (the “junior convertible trust preferred” or “Trust Preferred” securities) by the Company to the trust.

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(E)                                 Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and Trust Preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(F)                                 During the first quarter of 2006, approximately $1.5 billion and $0.6 billion of existing assets under management were reclassified to the Institutional and Mutual Fund distribution channels, respectively, from the High Net Worth distribution channel, to conform to the current period’s presentation. As such, financial information for prior periods has been revised to conform to this presentation.

(G)                                The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”). Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.” Income tax attributable to these profits is reported within the Company’s consolidated income tax provision. The assets under management of equity method investments are included in the Company’s reported assets under management.

(H)                               Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the  Company.

(I)                                    EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”),  became effective January 1, 2006. EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements. For the nine months ending September 30, 2006, the total non-operating loss associated with those partnerships was $3.5 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $3.3 million; as of September 30, 2006, the total assets attributable to these investment partnerships was $108.0 million, while the portion owned by the outside owners was $102.5 million.